EXPENSE LIMITATION AGREEMENT
NEUBERGER BERMAN ALTERNATIVE FUNDS

NEUBERGER BERMAN ABSOLUTE RETURN MULTI-MANAGER FUND
NEUBERGER BERMAN FLEXIBLE SELECT FUND
NEUBERGER BERMAN GLOBAL ALLOCATION FUND
NEUBERGER BERMAN GLOBAL LONG SHORT FUND
NEUBERGER BERMAN INFLATION MANAGED FUND
NEUBERGER BERMAN LONG SHORT FUND
NEUBERGER BERMAN LONG SHORT CREDIT FUND
NEUBERGER BERMAN LONG SHORT MULTI-MANAGER FUND
NEUBERGER BERMAN MULTI-ASSET INCOME FUND

605 Third Avenue
New York, New York 10158-0180

February 26, 2016

Neuberger Berman Investment Advisers LLC
605 Third Avenue, 2nd Floor
New York, New York 10158-0180

Dear Ladies and Gentlemen:

Neuberger Berman Absolute Return Multi-Manager Fund, Neuberger Berman Flexible Select Fund, Neuberger Berman Global Allocation Fund, Neuberger Berman Global Long Short Fund, Neuberger Berman Inflation Managed Fund, Neuberger Berman Long Short Fund, Neuberger Berman Long Short Credit Fund, Neuberger Berman Long Short Multi-Manager Fund and Neuberger Berman Multi-Asset Income Fund (each, a “Fund”) are series of Neuberger Berman Alternative Funds, a Delaware statutory trust (“Trust”).

            You hereby agree, until the date noted on Schedule A (“Limitation Period”), to waive and/or reimburse annual operating expenses (excluding interest, taxes, brokerage commissions, acquired fund fees and expenses, dividend  and interest expenses relating to short sales, and extraordinary expenses, if any) (“Operating Expenses”) of each Fund’s respective classes noted on Schedule A so that the Operating Expenses of each Fund’s respective Classes are limited to the rate per annum, as noted on Schedule A (each, a “Class”), of that Class’s average daily net assets (“Expense Limitation”).

Each Fund agrees to repay you out of assets attributable to its respective Class noted on Schedule A for any fees waived by you under the Expense Limitation or any Operating Expenses you reimburse in excess of the Expense Limitation, provided the repayments do not cause that Class’ Operating Expenses to exceed the expense limitation in place at the time the fees were waived and/or the expenses were reimbursed, or the expense limitation in place at the time the Fund repays you, whichever is lower. Any such repayments must be made within three years after the year in which you incurred the expense.

            You understand that you shall look only to the assets attributable to the respective Class of the applicable Fund for performance of this Agreement and for payment of any claim you may have hereunder, and neither any other series of the Trust or class of the applicable Fund, nor any of the Trust’s trustees, officers, employees, agents, or shareholders, whether past, present or future, shall be personally liable therefor.

            This Agreement is made and to be performed principally in the State of New York, and except insofar as the Investment Company Act of 1940, as amended, or other federal laws and regulations may be controlling, this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York.  Any amendment to this Agreement shall be in writing signed by the parties hereto, and requires the approval of the Board of Trustees of the Trust, including a majority of the Trustees who are not “interested persons” of the Trust as that term is defined in the Investment Company Act of 1940.  This Agreement supersedes any prior agreement with respect to the subject matter hereof.

            If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart hereof and return the same to us.

Very truly yours,

NEUBERGER BERMAN ALTERNATIVE FUNDS,
on behalf of
NEUBERGER BERMAN ABSOLUTE RETURN MULTI-MANAGER FUND
NEUBERGER BERMAN FLEXIBLE SELECT FUND
NEUBERGER BERMAN GLOBAL ALLOCATION FUND
NEUBERGER BERMAN GLOBAL LONG SHORT FUND
NEUBERGER BERMAN INFLATION MANAGED FUND
NEUBERGER BERMAN LONG SHORT FUND
NEUBERGER BERMAN LONG SHORT CREDIT FUND
NEUBERGER BERMAN LONG SHORT MULTI-MANAGER FUND
NEUBERGER BERMAN MULTI-ASSET INCOME FUND

By:	/s/ Robert Conti

Name:	Robert Conti

Title:	President

The foregoing Agreement is hereby accepted as of February 26, 2016

NEUBERGER BERMAN INVESTMENT ADVISERS LLC

By:	/s/ Robert Conti

Name:	Robert Conti

Title:	Managing Director

SCHEDULE A

Fund	Class	Limitation Period	Expense Limitation

Neuberger Berman Absolute Return Multi-Manager Fund*	Class A	10/31/2019	2.33%
	Class C	10/31/2019	3.08%
	Institutional	10/31/2019	1.97%
	Class R6	10/31/2019	1.90%

Neuberger Berman Flexible Select Fund	Class A	10/31/2019	1.21%
	Class C	10/31/2019	1.96%
	Institutional	10/31/2019	0.85%

Neuberger Berman Global Allocation Fund	Class A	10/31/2019	1.26%
	Class C	10/31/2019	2.01%
	Institutional	10/31/2019	0.90%
	Class R6	10/31/2019	0.83%

Neuberger Berman Global Long Short Fund	Class A	10/31/2019	2.16%
	Class C	10/31/2019	2.91%
	Institutional	10/31/2019	1.80%

Neuberger Berman Inflation Managed Fund*	Class A	10/31/2019	1.26%
	Class C	10/31/2019	2.01%
	Institutional	10/31/2019	0.90%
	Class R6	10/31/2019	0.83%

Neuberger Berman Long Short Fund	Class A	10/31/2019	2.06%
	Class C	10/31/2019	2.81%
	Institutional	10/31/2019	1.70%

Neuberger Berman Long Short Credit Fund	Class A	10/31/2019	1.57%
	Class C	10/31/2019	2.32%
	Institutional	10/31/2019	1.20%
	Class R6	10/31/2019	1.13%

Neuberger Berman Long Short Multi-Manager Fund	Class A	10/31/2019	2.33%
	Class C	10/31/2019	3.08%
	Institutional	10/31/2019	1.97%

Neuberger Berman Multi-Asset Income Fund	Class A	10/31/2019	1.02%
	Class C	10/31/2019	1.77%
	Institutional	10/31/2019	0.65%
	Class R6	10/31/2019	0.58%

*For purposes of this limitation, the Fund’s Operating Expenses shall be deemed to include the Operating Expenses of any wholly owned subsidiary of the Fund advised by Neuberger Berman Investment Advisers LLC.